As filed with the Securities and Exchange Commission on August 11, 2026.
Registration No. 333-268478

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

GRANITE RIDGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)
________________________
Texas	88-2227812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5217 McKinney Avenue, Suite 400 Dallas, Texas 75205 (214) 396-2850
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________
Tyler S. Farquharson President and Chief Executive Officer 5217 McKinney Avenue, Suite 400 Dallas, Texas 75205 (214) 396-2850
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copies to:
Thomas Zentner Vinson & Elkins LLP Indeed Tower 200 W 6th Street, Suite 2500 Austin, Texas 78701 (512) 542-8400
________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

On August 5, 2026, Granite Ridge Resources, Inc. (the “Registrant”) changed its state of incorporation from the State of Delaware to the State of Texas pursuant to a plan of conversion. This reincorporation was approved by the board of directors of the Registrant and subsequently approved by the Registrant’s stockholders at the Special Meeting of Stockholders held on August 4, 2026. As a result of the reincorporation, among other things, the affairs of the Registrant ceased to be governed by the General Corporation Law of the State of Delaware and became subject to the Texas Business Organizations Code (the “TBOC”); the certificate of incorporation and bylaws of the Registrant that were in effect immediately prior to the reincorporation were replaced by a certificate of formation filed with the Secretary of State of the State of Texas (the “Texas Certificate of Formation”) and bylaws approved in connection with the reincorporation and plan of conversion (the “Texas Bylaws”); and each share of common stock, par value $0.0001 per share, of the Registrant as a Delaware corporation was converted into one share of common stock, par value $0.0001 per share, of the Registrant as a Texas corporation.
Pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof the Registrant is filing this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 on Form S-3, File No. 333-268478 (the “Registration Statement”), solely to reflect the change in the Registrant’s state of incorporation as a result of the reincorporation or as necessary to keep the Registration Statement from being misleading in any material respect. The Registration Statement was originally filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on Form S-1 on November 18, 2022, and was subsequently amended, including by Post-Effective Amendment No. 2 to Form S-1 on Form S-3 filed with the SEC on March 11, 2024 and Post-Effective Amendment No. 3 to Form S-1 on Form S-3 filed with the SEC on December 20, 2024. Pursuant to Rule 414(d), the Registrant expressly adopts the Registration Statement, as modified by this Post-Effective Amendment No. 4, as its own for all purposes of the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of the reincorporation.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The information set forth in this item is incorporated by reference from Item 14 of Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 on Form S-3 (File No. 333-268478), filed with the SEC on December 20, 2024.
Item 15. Indemnification of Directors and Officers.
As provided in the Texas Certificate of Formation and Texas Bylaws of the Registrant, which are incorporated herein by reference, the Registrant shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such person in connection with such proceeding to the fullest extent permitted by applicable law; provided, however, that the Registrant shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. In addition, the Texas Certificate of Formation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. In addition, the Registrant has entered into indemnification agreements with each of its directors and officers.
To the extent that the indemnification provisions of the Texas Certificate of Formation and Texas Bylaws purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

The Registrant also maintains insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.
Item 16.        Exhibits.

Exhibit No.	Description
2.1
Business Combination Agreement, dated May 16, 2022, by and among Executive Network Partnering Corporation, Granite Ridge Resources, Inc., ENPC Merger Sub, Inc., GREP Merger Sub, LLC, and GREP (incorporated by reference to Annex A of Granite Ridge Resources, Inc.’s Registration Statement on Form S-4, filed with the SEC on May 16, 2022)

3.1
Certificate of Formation of Granite Ridge Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B (File No. 001-41537) filed with the SEC on August 6, 2026)

3.2
Amended and Restated By Laws of Granite Ridge Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B (File No. 001-41537) filed with the SEC on August 6, 2026)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Granite Ridge Resources, Inc.’s Registration Statement on Form S-4/A, filed with the SEC on September 12, 2022)
5.1*	Opinion of Vinson & Elkins LLP
23.1*	Consent of Forvis Mazars, LLP.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3*	Consent of Vinson & Elkins LLP (included as part of Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page to the initial filing of this registration statement).
99.1	Reserve Report of Granite Ridge Resources as of December 31, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 6, 2026)

*	Filed herewith
**	Previously filed
Item 17.        Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 10, 2026.
GRANITE RIDGE RESOURCES, INC.
By: /s/ Tyler S. Farquharson
Name: Tyler S. Farquharson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 10, 2026.

Signatures	Title

/s/ Tyler S. Farquharson	President and Chief Executive Officer
Tyler S. Farquharson	(Principal Executive Officer)

/s/ R. Kyle Kettler	Chief Financial Officer
R. Kyle Kettler	(Principal Financial Officer)

/s/ Kimberly A. Weimer	Chief Accounting Officer
Kimberly A. Weimer	(Principal Accounting Officer)

*	Director and Co-Chairman of the Board
Matthew Miller

*	Director and Co-Chairman of the Board
Griffin Perry

*	Director
Amanda N. Coussens

*	Director
Thaddeus Darden

*	Director
Michele J. Everard

*	Director
Kirk Lazarine

*	Director
John McCartney
* By: /s/ Tyler S. Farquharson
    Tyler S. Farquharson, Attorney-in-fact